UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


_________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 15, 2005



                       KENTUCKY BANCSHARES, INC.
          (Exact Name of Registrant as specified in Charter)


   Kentucky                   33-96358              61-0993464
 (State or other            (Commission            (IRS Employer
  jurisdiction of           File Number)        Identification No.)
  incorporation)


P.O. Box 157, Paris, Kentucky                          40362-0157
(Address of principal executive offices)               (Zip code)


(859)987-1795
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

? Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

? Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

? Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

? Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
INFORMATION TO BE INCLUDED IN THE REPORT

  Item 1.01. Entry into a Material Definitive Agreement

	On February 15, 2005, the Registrant's Board of Directors adopted the 2005 Restricted Stock Grant Plan (the "Plan"), subject to shareholder approval. The purpose of the Plan is to promote the growth and general prosperity of the Registrant and its subsidiaries by granting Registrant stock to employees who will largely be responsible for the long-term success and development of the Registrant and to better align their interests with those of Registrant shareholders.
The Registrant further intends to use stock grants ("Restricted Stock Awards") to attract and retain new employees and stimulate their efforts on behalf of the Registrant.

	The Plan shall be administered by a committee (the "Committee") appointed by the Board. Subject to the provisions of the Plan, the Committee shall have full authority to administer the Plan, including without limitation, the authority to:

(a)	select participants to whom Restricted Stock Awards
are granted;

(b)	determine the size and frequency of Restricted Stock
Awards granted under the Plan;

(c)	determine the terms and conditions of Restricted
Stock Awards, including any restrictions or conditions, which need not be identical;

(d)	waive any or all the restrictions and conditions
applicable to, any Restricted Stock Award, for any reason;

(e)	construe and interpret the Plan and any agreement or
instrument entered into under the Plan;

(f)	establish, amend and rescind rules and regulations
for the Plan's administration; and

(g)	amend the terms and conditions of any outstanding
Restricted Stock Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.

The maximum number of shares of Stock which may be issued under to the Plan is 50,000 shares. The Restricted Stock Awards and the maximum number of shares that may be issued under the Plan shall be adjusted by the Board, but only in order to prevent dilution or enlargement of such awards in the event of a stock dividend, stock split-up or share combination, exchange of shares, recapitalizations, merger, consolidation, acquisition of property or shares, separation, reorganization, liquidation, or the like of or by Registrant.

All employees of the Registrant and its subsidiaries are eligible to receive awards under the Plan. In selecting employees to receive awards under the Plan, as well as in determining the number of shares of Stock subject to and the other terms and conditions applicable to each award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan, including the duties of the employees, their present and potential contribution to the success of Registrant and their anticipated number of years in active service remaining with Registrant or a subsidiary.

The Plan shall become effective on January 1, 2006, if, prior to such date, the Plan shall have been approved by the holders of a majority of the Stock represented in person or by proxy at a meeting of shareholders of the Registrant at which the Plan is submitted for approval.

	With respect to compensation in 2005, the table below sets forth the salary of each of the named executive officers, effective as of January 1, 2005. The Board's Compensation Committee approved the salaries of Messrs. Woodford and Prichard on November 16, 2004, and the President and CEO established the salary of Mr. Fryman on December 22, 2004. The Compensation Committee granted the options listed below on January 2, 2005. Also, on February 15, 2005, the Compensation
Committee approved targets for the Registrant's management incentive program for its executive officers. Based upon the Registrant's net income performance relative to 2005 budget, Mr. Prichard may earn up to 40% of his annual salary in bonus compensation. Based upon the Registrant's net income performance relative to 2005 budget, Mr. Fryman may earn up to 22.5% of his annual salary in bonus compensation; based upon the his performance relative to individual performance measures established by the President and CEO, Mr. Fryman may earn up to an additional 7.5% of his annual salary in bonus compensation. Based upon the his performance relative to individual performance measures established by the President and CEO, Mr. Woodford may earn up to an additional 20% of his annual salary in bonus compensation.



2005 Salary
Stock Options
Buckner Woodford,
Chairman
$80,000
1,000
Louis Prichard,
President and CEO
$175,000
4,000
Norman J. Fryman,
Director of Lending
$113,949
500


  Item 8.01. Other Events

	On February 17, 2005, the Registrant announced an increase in the quarterly cash dividend to shareholders. The dividend will be 23 cents per share, an increase from 21 cents per share for each of the previous four quarters. This payment will be made March 31, 2005, to shareholders of record March 18, 2005.

  Item 9.01.  Financial Statements and Exhibits

Exhibit 10.1 - 2005 Restricted Stock Grant Plan, including form of Award Agreement.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KENTUCKY BANCSHARES, INC.



Date: February 22, 2005              By      /s/ Gregory J. Dawson___
         Gregory J. Dawson
         Chief Financial Officer